Exhibit 99.1
GeneDx Reports Fourth Quarter and Full Year 2022 Financial Results and Business Highlights

Financial results are in line with previously announced preliminary 2022 results; Reiterating 2023 guidance, including total revenue of $205-220 million

Completed financing in January 2023 with $150 million in expected proceeds; fully funded to expected profitability in 2025

GeneDx to host conference call today at 4:30 p.m. ET

STAMFORD, Conn., March 14, 2023 — GeneDx Holdings Corp. (Nasdaq: WGS) (“GeneDx” or the “Company”), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the fourth quarter and full year ended December 31, 2022.
“Entering 2023 with a new corporate strategy and a focus on delivering profitable growth, our team is uniquely positioned to enable precision medicine by combining the power of scalable genomic sequence analysis with data from our Centrellis® platform,” said Katherine Stueland, Chief Executive Officer of GeneDx. “We have a significant opportunity to grow testing in pediatric rare disease, expand into the adult and newborn screening markets, and build our data information business. With our strong balance sheet following the successful closing of our recent public offering, we are fully funded through our expected profitability in 2025.”
Recent Business Highlights
•Announced name change to GeneDx Holdings Corp. and began trading under new ticker (Nasdaq: WGS) in January 2023
•Announced the closing of an underwritten public offering and concurrent registered direct offering for expected total gross proceeds of approximately $150 million in January 2023, including proceeds from the pending issuance of the additional shares in the direct offering
•Announced published research underscoring the role of genetic insights demonstrating how the study of rare disease can improve understanding of the biology of common disorders and can aid in the drug discovery and development process
•Announced presentations at the upcoming 2023 American College of Medical Genetics and Genomics (ACMG) Annual Clinical Genetics Meeting
Full Year 2022 Business Highlights
•Completed acquisition of GeneDx, LLC (“Legacy GeneDx”) and corporate restructuring to focus on high growth and profitability by combining scalable exome and whole genome interpretation business with Centrellis® health insights platform
•Established new management team led by Katherine Stueland as Chief Executive Officer
•Announced partnership in GUARDIAN genomic newborn screening study, the largest of its kind in North America, to improve population health by identifying more than 250 preventable and treatable conditions
•Collaborated in research that demonstrated that the use of exome or genome sequencing results in a significantly lower rate of variants of uncertain significance (VUS) compared to panel-based testing, with 30% fewer inconclusive results; research presented at the 2022 American Society of Human Genetics (ASHG) Annual Meeting
•Presented results from Phase 1 of SeqFirst Study at the 2022 ASHG Annual Meeting, demonstrating broad utility of rapid whole genome sequencing for critically ill newborns

Exhibit 99.1
•Presented research on autism spectrum disorders (ASD) at the Child Neurology Society (CNS) 2022 annual meeting, underscoring the positive outcomes of exome analysis for individuals with ASD
•Presented results of study on mitochondrial diseases in newborns, supporting the addition of mitochondrial DNA testing to rapid exome sequencing to lead to earlier diagnosis and potential changes in clinical management

“During the fourth quarter, we saw strong momentum across the pro forma continuing operations of GeneDx, particularly in whole exome sequencing, with total volume and whole exome volume increasing by 25.8% and 18.8% year-over-year, respectively. Throughout 2022, the Company delivered strong growth, and expanded pro forma adjusted gross margins to 41% for the fourth quarter of 2022. We believe our strategy to target higher value areas of the genomics market is working, and in 2023 we intend to continue to execute on our plans to improve our operational efficiency and reduce our cash burn,” said Kevin Feeley, Chief Financial Officer of GeneDx.
In the discussion that follows, “Legacy Sema4” refers to the businesses of the Company excluding the Legacy GeneDx business, and the “now discontinued Legacy Sema4 diagnostic testing business” refers to reproductive and women’s health testing, which we exited during the first quarter of 2023, somatic tumor testing, which we exited in the fourth quarter of 2022, and COVID-19 testing, which we discontinued in the first quarter of 2022.

Sema4 and GeneDx Combined Company Fourth Quarter and Full Year Financial Results Including Now Discontinued Legacy Sema4 Diagnostic Testing Business1

Combined Company results reported today for the fourth quarter of 2022 include the combination of continuing operations and the now discontinued Legacy Sema4 diagnostic testing business, and total Company results for the full year 2022 include Legacy GeneDx and its revenues and costs only for the partial year period from the closing of the acquisition of Legacy GeneDx. Accordingly, combined Company results for 2021 do not include revenues or costs from Legacy GeneDx.
Combined Company revenue for the fourth quarter of 2022 was $61.4 million, compared to $57.8 million in the fourth quarter of 2021, representing an increase of 6.2%. Combined Company revenue for the full year of 2022 was $234.7 million, compared to $212.2 million in 2021, representing an increase of 10%.
Total Company gross margin for the fourth quarter of 2022 was (27)%, with an adjusted gross margin of 7%2 in the quarter. Total Company gross margin for the full year of 2022 was (11)%. Adjusted gross margin for the full year of 2022 was 5%2.
Total Company net operating loss for the fourth quarter of 2022 was ($324.8) million. Total Company adjusted net operating loss for the fourth quarter of 2022 was ($72.7) million2. Total Company net operating loss for the full year of 2022 was ($667.6) million. Total Company adjusted net operating loss for the full year of 2022 was ($326.0) million2.Total cash and cash equivalents and restricted cash were $138.3 million as of December 31, 2022.
GeneDx Pro Forma Fourth Quarter and Full Year Financial Results from Continuing Operations1

Pro forma results from continuing operations for GeneDx reported today include the combination of Legacy GeneDx and only the data and information business of Legacy Sema4, and assume Legacy GeneDx was owned for the entirety of 2022 and 2021. Continuing operations exclude revenues and costs from the now discontinued Legacy Sema4 disagnostics testing business.

Exhibit 99.1
Pro forma revenues from continuing operations for the fourth quarter of 2022 was $45.8 million, compared to $34.7 million in the fourth quarter of 2021, representing an increase of 32%. Pro forma revenues from continuing operations for the full year of 2022 was $171.0 million, compared to $123.7 million in 2021, representing an increase of 38%.
Pro forma adjusted gross margin from continuing operations in the fourth quarter of 2022 was 41%. Pro forma adjusted gross margin for the full year of 2022 was 39%2.
Full Year 2023 Guidance

GeneDx is reiterating its previously issued full year 2023 guidance.

The continuing operations of GeneDx, excluding revenues and direct costs from the now discontinued Legacy Sema4 diagnostic testing business, are expected to:

•Generate revenues between $205 to $220 million for full year 2023;
•Expand gross margin profile in 2023 and beyond;
•Use $95 to$110 million of net cash in 2023 for continuing operations. Inclusive of servicing obligations of the exited business activities, the Company’s cash burn in 2023 is expected to be in the range of $130 to $145 million; and
•Turn profitable in 2025.

1 The pro forma unadjusted and adjusted results from continuing operations for 2022 and the comparable results for 2021 are presented on a pro forma basis assuming Legacy GeneDx and the Company were combined for the entirety of 2021 and 2022 and exclude the revenues and costs from the now discontinued Legacy Sema4 diagnostic testing business, and include the combination of the Legacy GeneDx diagnostic business revenues and costs with the data and information revenues and associated costs derived from the Legacy Sema4 business. Actual total Company results include the results of the Legacy GeneDx business only from the date of the Company’s acquisition of Legacy GeneDx on April 29, 2022, the purchase accounting associated with the acquisition of Legacy GeneDx, and also include the financial impacts of exited Legacy Sema4 business activities for the full year.

2 Adjusted gross margin and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

Webcast and Conference Call Details
GeneDx will host a conference call today, March 14, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2023 reported revenue guidance, our expectations regarding our gross margin profile in 2023 and beyond, our use of cash for continuing operations and our cash burn in 2023 and our turning profitable in 2025, our expectations for our growth and future investment in our business, our expectations regarding our plans to pursue new strategic direction, improve our operational efficiency and reduce our cash burn and our ability to scale to profitability, the associated cost savings of our business exits and impact on our gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and

Exhibit 99.1
uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our ability to pursue our new strategic direction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About GeneDx

GeneDx (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The Company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Tricia Truehart
Investors@GeneDx.com

Media Contact:
Stephanie Kahan
Press@GeneDx.com

Exhibit 99.1

Pro forma select volume and revenue from Continuing Operations in the table below assumes Legacy GeneDx was owned for the entirety of the applicable quarter(s) and are calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Pro forma select metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.

Pro Forma Select GeneDx Volume & Revenue from Continuing Operations

	4Q21	1Q22	2Q22	3Q22	4Q22
Volumes
Whole Exome, Whole Genome	6,619	7,397	7,579	7,722	7,862
Exome based Panels	2,725	2,630	3,141	2,983	3,013
Hereditary Cancer	3,938	6,429	7,391	5,445	6,069
Other individual gene tests and multi-gene disease panels	25,550	24,610	27,446	28,764	31,891
Total	38,832	41,066	45,557	44,914	48,835

Revenue
Whole Exome, Whole Genome	$15.3	$18.4	$21.1	$24.0	$23.3
Exome based Panels	$1.9	$2.4	$2.4	$2.3	$2.0
Hereditary Cancer	$2.4	$2.8	$3.8	$3.5	$4.4
Other individual gene tests and multi-gene disease panels	$12.4	$12.8	$10.5	$15.6	$14.3
Data Information	$2.6	$1.6	$2.3	$1.8	$1.9
Total	$34.7	$38.0	$40.1	$47.2	$45.8

Exhibit 99.1
Unaudited Pro forma select financial information assume Legacy GeneDx was owned for the entirety of the year and is calculated based on the construct of our continuing operations inclusive of Legacy GeneDx combined with data revenues and associated costs from Legacy Sema4. Unaudited Pro forma select financial information is presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the Legacy GeneDx acquisition been completed on such dates or that may occur in the future.

UNAUDITED PRO FORMA SELECT FINANCIAL INFORMATION
FOR THE THREE MONTHS ENDED DECEMBER 31, 2022
(in thousands)

	GeneDx Continuing Operations	Legacy Sema4 Discontinued Business	Combined GeneDx and Sema
Revenue	45,824	15,526	61,350
Adjusted Cost of Services	27,000	30,093	57,093
Adjusted Gross Margin	18,824	(14,566)	4,257
Adjusted Gross Margin %	41.6%	(93.8)%	6.9%

UNAUDITED PRO FORMA SELECT FINANCIAL INFORMATION
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022
(in thousands)

	GeneDx Continuing Operations	Legacy Sema4 Discontinued Business	Combined GeneDx and Sema4
Revenue	171,042	112,457	283,499
Adjusted Cost of Services	103,962	147,868	251,831
Adjusted Gross Margin	67,080	(35,412)	31,668
Adjusted Gross Margin %	39.2%	(31.5)%	11.2%

Exhibit 99.1
Total Company results below for the fourth quarter of 2022 include the combination of continuing operations and the now discontinued Legacy Sema4 diagnostic testing business, and Total Company results for the full year 2022 include Legacy GeneDx and its revenues and costs only for the partial year period since the time of acquisition. Accordingly, Total Company results for 2021 do not include revenues or costs from Legacy GeneDx.
GeneDx Holdings Corp.
Reconciliation of Revenue to Adjusted Gross Margin & Adjusted Operating Loss
(unaudited, in thousands)

	Three Months Ended December 31,	Year Ended December 31,
	2022	2022
	(in thousands)	(in thousands)
Revenue
Diagnostic test revenue	59,344	227,334
Other Revenue	2,006	7,361
Total Revenue	61,350	234,694
Cost of Service	77,676	261,444
Gross (Loss) Profit	(16,326)	(26,750)
Gross Margin	(27)%	(11)%

Depreciation and Amortization	19,994	31,328
Stock-based compensation	412	5,080
Restructuring costs	177	1,926
Adjusted Gross (Loss) Profit	4,257	11,585
Adjusted Gross Margin	7%	5%

Research & Development	24,366	86,203
Depreciation and Amortization	9,150	14,960
Stock-based compensation	(937)	1,755
Restructuring costs	966	3,260
Adjusted Research & Development	15,187	66,227

Selling & Marketing	31,797	134,913
Depreciation and Amortization	1,226	3,271
Stock-based compensation	(149)	6,498
Restructuring costs	3,272	7,979
Adjusted Selling & Marketing	27,448	117,166

General & Administrative & Related Party Expense	42,249	209,642
Depreciation and Amortization	3,670	9,749
Stock-based compensation	1,096	28,642
Restructuring costs	1,532	11,570
Transaction and acquisition costs	1,588	5,439
Adjusted General & Administrative & Related Party	34,362	154,241

Total Adjusted Operating Expenses	76,998	337,634

Impairment Loss	210,145	210,145

Exhibit 99.1

Loss from Operations	(324,883)	(667,652)
Depreciation and Amortization	34,040	59,309
Stock-based compensation	423	41,976
Restructuring costs	5,947	24,735
Transaction and acquisition costs	1,588	5,439
Impairment Loss	210,145	210,145
Adjusted loss from operations	(72,740)	(326,049)

Exhibit 99.1
The financial statements that follow represents our preliminary unaudited consolidated financial statements, for the year ended December 31, 2022, subject to change, which have been prepared in accordance with U.S. GAAP. Results include the combination of Legacy GeneDx and Legacy Sema4 with the activities of Legacy GeneDx only from the time of acquisition.

GeneDx Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2022	2021 Audited
Assets
Current assets:
Cash and cash equivalents	$ 123,933	$ 400,569
Restricted cash	13,470	—
Accounts receivable, net	42,634	26,509
Due from related parties	708	54
Inventory, net	13,665	33,456
Prepaid expenses	11,822	19,154
Other current assets	6,390	3,802
Total current assets	212,622	483,544
Property and equipment, net	51,527	62,719
Intangible assets, net	186,650	—
Operating lease right-of-use assets	32,758	—
Long-term restricted cash	900	900
Other assets	6,485	6,930
Total assets	$ 490,942	$ 554,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 46,017	$ 44,693
Accrued expenses	38,861	20,108
Due to related parties	3,593	2,623
Contract liabilities	40	473
Current portion of lease liabilities	6,121	—
Other current liabilities	49,665	33,387
Total current liabilities	144,297	101,284
Long-term debt, net of current portion	6,250	11,000
Long-term lease liabilities	60,013	—
Other liabilities	22,000	21,907
Deferred taxes	2,659	—
Warrant liability	418	21,555
Earn-out contingent liability	1,600	10,244
Total liabilities	237,237	165,990

Commitments and contingencies (Note 10)

Exhibit 99.1

Stockholders’ Equity:
Preferred Stock, $0.0001 par value: 1,000,000 shares authorized at December 31, 2022 and December 31, 2021; 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	—
Class A common stock, $0.0001 par value: 1,000,000,000 shares authorized, 388,511,138 shares issued and outstanding at December 31, 2022 and $0.0001 par value: 380,000,000 shares authorized, 242,647,604 shares issued and outstanding at December 31, 2021	38	24
Additional paid-in capital	1,378,088	963,520
Accumulated deficit	(1,124,421)	(575,441)
Total stockholders’ equity	253,705	388,103
Total liabilities and stockholders’ equity	$ 490,942	$ 554,093

Exhibit 99.1

GeneDx Holdings Corp.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)

	Year Ended December 31,
	2022	2021 Audited	2020 Audited
Revenue
Diagnostic test revenue	$ 227,334	$ 205,100	$ 175,351
Other revenue	7,360	7,095	3,971
Total revenue	234,694	212,195	179,322
Cost of services	261,444	228,797	175,296
Gross (loss) profit	(26,750)	(16,602)	4,026
Research and development	86,203	105,162	72,700
Selling and marketing	134,913	112,738	63,183
General and administrative	203,329	205,988	100,742
Related party expenses	6,312	5,659	9,395
Impairment loss	210,145	—	—
Loss from operations	(667,652)	(446,149)	(241,994)
Other income (expense):
Change in fair market value of warrant and earn-out contingent liabilities	70,229	198,401	—
Interest income	2,541	79	506
Interest expense	(3,207)	(2,835)	(2,474)
Other income, net	57	5,114	2,622
Total other income, net	69,620	200,759	654
Loss before income taxes	(598,032)	(245,390)	(241,340)
Income tax benefit	49,052	—	—
Net loss and comprehensive loss	$ (548,980)	$ (245,390)	$ (241,340)

Weighted average shares outstanding, Class A common stock	337,819,680	108,077,439	5,131
Basic and diluted net loss per share, Class A common stock	(1.63)	(2.27)	(47,036)

Exhibit 99.1
GeneDx Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021 Audited		2020 Audited
Operating activities
Net loss	$ (548,980)	$ (245,390)		$ (241,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	59,309	21,807		11,734
Stock-based compensation expense	41,975	219,421		120,231
Change in fair value of warrant and contingent liabilities	(70,229)	(198,401)		—
Income tax benefit	(49,124)	—	—	—
Provision for excess and obsolete inventory	(1,125)	2,129		—
Non-cash lease expense	2,225	1,555		2,400
Loss on extinguishment of debt	—	301		—
Impairment loss	210,145	—		—
Amortization of debt issuance costs	518	66		—
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable	5,527	5,535		(10,611)
Inventory	4,600	(10,624)		(8,979)
Prepaid expenses and other current assets	11,130	(14,250)		2,498
Due to/from related parties	317	1,433		(442)
Other assets	(2)	(1,861)		1,175
Accounts payable and accrued expenses	34,459	25,916		14,805
Contract liabilities	(433)	(1,310)		(559)
Other current liabilities	(19,467)	3,239		15,960
Net cash used in operating activities	$ (319,155)	$ (190,434)		$ (93,128)

Investing activities
Purchase of business, net of cash acquired	$ (127,004)	$ —		$ —
Purchases of property and equipment	(7,156)	(9,400)		(24,094)
Development of internal-use software assets	(7,166)	(11,386)		(7,880)
Net cash used in investing activities	$ (141,326)	$ (20,786)		$ (31,974)

Financing activities
Proceeds from issuance of Series C redeemable convertible preferred stock, net of issuance costs	$ —	$ —		$ 117,324
Proceeds from PIPE issuance	197,659	350,000		—
Proceeds from equity infusion from the merger, net of redemptions	—	442,684		—
Legacy Sema4 Shareholder payout	—	(230,665)		—
Payment of transaction costs	—	(51,760)		—
Stock Appreciation Rights payout	—	(3,795)		—
Repayment of long-term debt	—	(8,741)		—
Exercise of stock options	2,948	1,271		—
Proceeds from long-term debt	—	—		15,928
Long-term debt principal payments	—	(1,000)		(186)
Debt issuance costs	—	(537)		—
Finance lease principal payments	(3,292)	(3,728)		(4,010)
Net cash provided by financing activities	$ 197,315	$ 493,729		$ 129,056

Exhibit 99.1

Net (decrease) increase in cash, cash equivalents and restricted cash	$ (263,166)	$ 282,509	$ 3,954
Cash, cash equivalents and restricted cash, at beginning of year	401,469	118,960	115,006
Cash, cash equivalents and restricted cash, at end of year	$ 138,303	$ 401,469	$ 118,960